UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1160 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 606-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On November 23, 2010, Manhattan Bancorp (the “Company”) and its wholly owned banking subsidiary, Bank of Manhattan, N.A. (the “Bank”) entered into an employment agreement (the “Employment Agreement”) with Terry Robinson to serve as President and Chief Executive Officer of the Company and of the Bank.

Mr. Robinson, age 63, previously served as Chief Executive Officer of Plaza Bank, an Irvine, California-based bank with approximately $360 million in assets, beginning in June 2009.  Before joining Plaza Bank, Mr. Robinson was President and Chief Executive Officer of The Vintage Bank and its parent company, North Bay Bancorp based in Napa, California, where he was employed from 1988 until its sale in 2007.  Under his leadership, Vintage grew from $26 million to $675 million in assets.

Mr. Robinson graduated with a B.S. in Accounting from the University of Idaho, and subsequently earned a Masters in Business Administration degree with an emphasis in Finance from the University of California at Berkeley.  He has held Certified Public Accountant licenses for both Idaho and California.

The Employment Agreement with Mr. Robinson will become effective on January 1, 2011. The Agreement provides, among other things, for the following:

•                  A two-year employment term;

•                  An annual base salary of two hundred fifty thousand dollars ($250,000);

•                  Eligibility for an annual bonus target of 40% of Mr. Robinson’s base salary based on an annual incentive plan with the amount being determined in the sole discretion of the Board of Directors based on Mr. Robinson’s performance and the results of operations;

•                  Two option awards with ten-year terms, each representing options to purchase 40,000 shares of the Company’s common stock, with the first award vesting in three installments of 33.33% per year beginning one year after the date of grant and the second award vesting over a period of three years and following the achievement of performance benchmarks to be determined by the Board of Directors in consultation with Mr. Robinson; the exercise price of such options shall be equal to the greater of the tangible book value per share of common stock and the fair market value of the common stock of the Company on the date of grant;

•                  Four weeks of vacation per year;

•                  Participation in all employee benefit plans maintained by the Company;

•                  Reimbursement for reasonable relocation expenses of up to $30,000, subject to the relocation taking place within six months of the effective date of the Employment Agreement;

•                  Reimbursement for ordinary and necessary business expenses incurred by Mr. Robinson in connection with the performance of his duties as President and Chief Executive Officer of the Company and the Bank; and

•                  Payment of a country club membership and related business expenses.

In addition, in the event of termination of the Employment Agreement due to disability or death, Mr. Robinson or his estate, as applicable is entitled to payment for all incurred but unreimbursed business expenses, accrued but unpaid salary, awarded but unpaid bonus, and accrued but unused vacation time, with salary and vacation time accruing until the last day of the month in which Mr. Robinson’s last working day occurred.

In the event of termination of the Employment Agreement for cause, Mr. Robinson is entitled to receive his base salary through the effective date of termination, any incurred but unreimbursed business expenses, and any accrued but unused vacation time as of the date of termination.

The Employment Agreement, may be terminated immediately without cause and at will by the Company and/or the Bank upon written notice, or by resignation by Mr. Robinson for good reason.  In the event of termination of the Employment Agreement without cause by the Company and/or the Bank, Mr.  Robinson is entitled to receive his base salary through the date of termination, any accrued but unused vacation pay as of the date of termination, any incurred but unreimbursed business expenses and separation pay equal to twelve months of his then current annual base salary, provided such separation occurs more than six months after the effective date of the Employment Agreement and that Mr. Robinson executes a waiver and release.

In the event of termination of the Employment Agreement by Mr. Robinson without good reason, which is subject to 90 days prior notice, Mr. Robinson is entitled to receive his base salary through the effective date of termination, any accrued but unused vacation pay as of the date of termination and any incurred but unreimbursed business expenses.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

(d)           In connection with Terry Robinson’s appointment as President and Chief Executive Officer of the Company and the Bank, Mr. Robinson was appointed to the Boards of Directors of the Company and the Bank on November 18, 2010, with an effective date of November 23, 2010.  Mr. Robinson has not had any relationships with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K.  Mr. Robinson is expected to be appointed to the Assets/Liability Committee of the Company and the Bank and the Loan Committee of the Bank. For a discussion of the terms of Mr. Robinson’s Employment Agreement, see Item 5.02(c), which discussion is incorporated herein by reference.

A press release announcing Mr. Robinson’s appointment, which was issued on November 23, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b)          As a result of Mr. Robinson’s appointment as President and Chief Executive Officer, Harry W. Chenoweth has ceased serving as interim President and Chief Executive Officer.

Kyle A. Ransford, the Company’s and Bank’s full-time Chairman of the Boards of the Company and the Bank, resigned as a full-time employee of the Company and the Bank on November 23, 2010.  Mr. Ransford will continue to serve as a director of the Company and the Bank.

Deepak Kumar, the former President and Chief Executive Officer of the Company, submitted his resignation from the Board of Directors of the Company on November 22, 2010.

Item 7.01.              Regulation FD Disclosure

On November 23, 2010, the Company issued a press release announcing the changes in the Company’s and Bank’s executive and board leadership. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 8.01.              Other Events

On November 23, 2010, the Company announced the appointment of J. Grant Couch, Jr., current director of the Company and the Bank, as Chairman of the Board of Directors of the Company and the Bank.  Mr. Couch will succeed founding Chairman Kyle A. Ransford, who resigned as Chairman of the Board of Directors of the Company and the Bank, effective as of November 23, 2010, but who will continue as a director of the Company and the Bank.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Terry Robinson, dated November 23, 2010
99.1	Press Release, dated November 23, 2010, announcing change in executive and board leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP
(Registrant)

November 23, 2010	By:	/s/ DEAN FLETCHER
Dean Fletcher
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement of Terry Robinson, dated November 23, 2010
99.1	Press Release, dated November 23, 2010, announcing change in executive and board leadership.